Exhibit (m)(xiii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                    EXHIBIT B

                                     to the

                         Class B Shares Rule 12b-1 Plan

                           VISION GROUP OF FUNDS, INC.

                          VISION LARGE CAP GROWTH FUND

                           VISION LARGE CAP VALUE FUND

                      (formerly: Vision Equity Income Fund)

                                 CLASS B SHARES

      This Plan is adopted by VISION GROUP OF FUNDS, INC. with respect to the Class B Shares of the portfolio(s) of the Corporation set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of Vision Large Cap Growth Fund and Vision Large Cap Value Fund held during the month.

      Witness the due execution hereof this 20th day of August, 1999.

                                    VISION GROUP OF FUNDS, INC.



                                    By:  /S/ BETH S. BRODERICK

                                    Name:  Beth S. Broderick
                                    Title:  Vice President